foldera

Foldera Closes $4.3 Million Equity Funding

Funding round to accelerate the rollout of its free next-generation Information Organizer and Messaging/Collaboration for small and mid-sized businesses

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)—August 22, 2006—Foldera (TM), Inc. (OTCBB:FDRA - News), the free next-generation Information Organizer and Messaging/Collaboration service, announced today that it has completed a common stock offering through Brookstreet Securities Corporation of $4.3 million, at $2.25 per share.

“We are pleased to have been selected by Foldera as its placement agent for this equity round,” said Neil Dabney, Director of M&A for Brookstreet Securities Corporation. “This constitutes the third placement we have accomplished on behalf of Foldera, as it expands both vertically and horizontally and our investors continue to be attracted by the Company’s highly scalable business model.”

“We sincerely appreciate the vote of confidence expressed by Brookstreet, their member brokers and clients,” said Richard Lusk, the Company’s Founder and CEO. “This funding round will certainly help us accelerate the rollout of Foldera’s service.”

The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable registration or an exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state.

About Foldera(TM), Inc.

Foldera(TM) is the free, secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, instant messaging, a document manager, a task manager, a calendar, a contact manager and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, instant message dialogs, documents, tasks, and events into folders, on a project-by-project basis, chronologically and in real-time.

Foldera expects to gain customers from the activation of existing (waitlisted) accounts and subsequent viral growth opportunities as users invite other users onto the system and to generate revenues from the sale of premium services such as extra data storage, embedded search and contextual advertising.

Founded in 2001, Foldera is a publicly traded company (OTC Bulletin Board: FDRA), headquartered in Huntington Beach, California.

For more information or to sign up for service, visit http://www.foldera.com.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words 'intend,' 'believe,' 'will,' 'may,' 'could,' 'expect,' 'anticipate,' 'plan,' 'possible' and similar terms. Actual results could differ materially from the results implied by the forward looking statements due to a variety of factors, many of which are discussed throughout this Quarterly Report and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

-- the ability to finance activities and maintain financial liquidity;
-- unexpected resistance to the adoption of our product offering;
-- changes in consumer preferences or trends;
-- competitive offerings; and,
-- the ability to develop a strong brand identity.

SOURCE: Foldera(TM), Inc.

Contact Foldera, Inc:
Investor Relations
714-766-8700
hdunkerley@foldera.com